                                                                    EXHIBIT 99.4


                               CONSENT TO BE NAMED



         The undersigned consents to being named in the Form SB-2 Registration Statement (Registration No. 333-85281) of PentaStar Communications, Inc. ("PentaStar") as a person who will become an employee of PentaStar upon PentaStar's acquisition of ICM Communications Integration, Inc. in connection with the offering described in such Registration Statement.



Date:  September 20, 1999                   /s/ Dennis W. Schillinger
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                                                Dennis W. Schillinger